                                POWER OF ATTORNEY
                                -----------------

     The undersigned does hereby appoint Bruce A. Albert, Anthony DeRose, Yvette
Kosic, Rachel Parrish and Kevin P. Treanor, (and any other employee of The
Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), his true and lawful attorneys, and each one of them his true and lawful attorney, with power to act without the other, and with full power of substitution and resubstitution, to execute for his and in his name any
Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement
of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes
in Beneficial Ownership on Form 5, or any similar or successor form, which may be required to be filed by him with the Securities and Exchange Commission and any and all instruments necessary or incidental therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and each of them.

     This Power of Attorney shall not be affected by the subsequent disability or incompetence of the principal. This Power of Attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates. This Power of Attorney does not revoke any existing powers of attorney executed by the undersigned.

     This Power of Attorney recites the text provided in Section 5-1513 of the
General Obligations Law of the State of New York in the form attached hereto as
Annex 1 (the "Cautionary Language"). For the avoidance of doubt, the undersigned understands and agrees, and affirms that it is his intent, that if any provision contained in the Cautionary Language shall be inconsistent with any provision contained in this Limited Power of Attorney, the provision contained in this
Limited Power of Attorney shall prevail to the fullest extent permitted by law.
Nothing in this Limited Power of Attorney shall be construed as an admission or acknowledgment of the undersigned that this Limited Power of Attorney is subject to the requirements of Section 5-1501B of the General Obligations Law of the
State of New York.

     In witness thereof the undersigned hereunto signed his name this 4th day of
December, 2009.

                                                    /s/ Sanjeev K. Mehra
                                                     -----------------------

STATE OF:  NEW YORK

COUNTY OF: NEW YORK

     On the 4th day of December, 2009 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and such individual acknowledged to me that he executed the same.

                                   /s/ Laura Barnao
                                   ------------------------
                                       Notary Public

                                   My term expires: May 12, 2011

               ACKNOWLEDGMENT OF APPOINTMENT OF ATTORNEYS-IN-FACT
               --------------------------------------------------

Dated:  December 9, 2009

                                   /s/ Bruce A. Albert
                                   -------------------------------------
                                       Bruce A. Albert, Attorney-in-fact

                                   /s/ Anthony DeRose
                                   ------------------------------------
                                       Anthony DeRose, Attorney-in-fact

                                   /s/ Yvette Kosic
                                   ----------------------------------
                                       Yvette Kosic, Attorney-in-fact

                                   /s/ Rachel Parrish
                                   -----------------------------------
                                       Rachel Parrish, Attorney-in-fact

                                   /s/ Kevin P. Treanor
                                   -------------------------------------
                                       Kevin P. Treanor, Attorney-in-fact

STATE OF:  NEW JERSEY

COUNTY OF: HUDSON

     On the 9th day of December, 2009 before me personally came to me known and known to me to be the individuals described in, and who executed the foregoing instrument, and such individuals acknowledged to me that they executed the same.

                                   /s/ Jennifer J. Blackhall
                                   ------------------------
                                       Notary Public

                                   My term expires: June 20, 2010

                                                                         ANNEX 1

                               CAUTIONARY LANGUAGE
                               -------------------

CAUTION TO THE PRINCIPAL:

     Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your {"agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.
You do not lose your authority to act even though you have given your agent similar authority.

     When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

     Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

     You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

     You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

     Your agent cannot make health care decisions for you. You may execute a
"Health Care Proxy" to do this.

     The law governing Powers of Attorney is contained in the New York General
Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites,
www.senate.state.ny.us or www.assembly.state.ny.us.

     If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

     When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.

You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid  conflicts  that would impair your  ability to act in the  principal's best interest;

(3) keep the principal's  property separate and distinct from any assets you own or control, unlessotherwise permitted by law;

(4) keep a record or all receipts,  payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

     You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General
Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.